UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2020 (May 20, 2020)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, Tivity Health, Inc. (the “Company”) announced the appointment of Richard M. Ashworth as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective June 1, 2020 (the “Start Date”). Mr. Ashworth will succeed Robert J. Greczyn, Jr., Interim Chief Executive Officer of the Company, who will continue to serve as a member of the Board.

Mr. Ashworth previously served as the President of Walgreen Co., where he was responsible for developing the strategies and plans for all Walgreens operations including leadership, development, and management of the business. Mr. Ashworth served as President of Operations of Walgreen Co. from November 2017 to February 2020 and as President of Pharmacy and Retail Operations from 2014 to 2017. In 2013, Mr. Ashworth also led the development and delivery of the healthcare strategy for the strategic partnership with U.K.-based Alliance Boots, which Walgreens later acquired.

In connection with Mr. Ashworth’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Ashworth dated May 20, 2020 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ashworth will be entitled to receive the following:

•	Annual base salary of $900,000.
•

For fiscal year 2020, Mr. Ashworth will be eligible to receive an annual cash bonus of up to 100% of base salary, subject to such performance objectives as are mutually agreed to by the parties. Beginning in fiscal year 2021, Mr. Ashworth will be eligible to receive an annual cash bonus with a target value equal to 100% of base salary.

•	On or effective as of the Start Date, Mr. Ashworth will be granted:
•

an incentive award of restricted stock units (“RSUs”) with respect to 500,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). This award will be subject to vesting 50% on the first anniversary of the grant date, 25% on the second anniversary, and 25% on the third anniversary.

•	long-term incentive compensation consisting of the following:
o	an award of RSUs with respect to 150,000 shares of Common Stock. This award will be subject to vesting in three equal annual installments beginning on the first anniversary of the grant date; and
o

an award of market stock units (“MSUs”) which have a target value payout with respect to 150,000 shares of Common Stock and a payout range from 50% of target for threshold performance to 300% of target for maximum performance.  The MSUs vest at the end of three years from the grant date based on the achievement of certain increases in the price of the Common Stock.

•	Eligibility to participate in benefit plans that are maintained by the Company for senior executive officers generally.
•	Relocation expenses consistent with the Company’s relocation policy for executives and purchase of Mr. Ashworth’s current primary residence at fair market value determined by independent appraisal.
•	Reimbursement of up to $20,000 annually for costs incurred in connection with tax services.
•	Fringe benefits and perquisites at the same level as those benefits are provided by the Company to senior executive officers generally.

The term of the Employment Agreement expires on the third anniversary of the Start Date and renews for successive one-year periods thereafter, unless either party gives written notice to the other party of its intention not to renew the Employment Agreement at least 90 days prior to the end of the then current term. A non-renewal of the Employment Agreement by the Company will be treated as a termination without “cause”, and a non-renewal of the Employment Agreement by Mr. Ashworth will be treated as a termination without “good reason.”

In the event that Mr. Ashworth’s employment is terminated by the Company without “cause” or by Mr. Ashworth for “good reason,” in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Ashworth will be entitled to (i) continued payment of base salary then in effect for 24 months, (ii) a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on actual performance, and (iii) a lump sum payment equal to the Company’s estimated obligation for its share of premiums for group health continuation coverage for 24 months.

In the event that Mr. Ashworth’s employment is terminated by the Company without “cause” or by Mr. Ashworth for “good reason” within 12 months following a “change in control” (as defined in the Employment Agreement), in addition to any accrued but unpaid benefits or obligations as of the date of termination and a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on the greater of target or actual performance, Mr. Ashworth will be entitled to a lump sum payment equal to (i) the base salary then in effect for a total of 30 months, (ii) a bonus in respect of the greater of (x) the year prior to the occurrence of the change in control and (y) the year in which the termination occurs, and (iii) the Company’s estimated obligation for its share of premiums for group health continuation coverage for 24 months.

In the event of termination of Mr. Ashworth’s employment, the vesting, settlement and exercisability (if applicable) of all equity incentive awards held by Mr. Ashworth at the time of termination will be governed by the terms of the applicable award agreements.

For 24 months following the termination of Mr. Ashworth’s employment for any reason, he will be subject to confidentiality, non-competition, and non-solicitation restrictions.

The Employment Agreement includes other customary terms, including with respect to termination for cause, death, and disability. The foregoing description of the Employment Agreement and the equity awards to be granted pursuant thereto is qualified in its entirety by reference to the full text of the Employment Agreement and the related equity award agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Ashworth and any other persons pursuant to which the Company has selected him to serve following the Start Date as the Company’s President and Chief Executive Officer and as a member of the Board, other than as set forth in the Employment Agreement. There are no family relationships between Mr. Ashworth and any previous or current officers or directors of the Company, and Mr. Ashworth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth in the Employment Agreement.

Item 7.01.  Regulation FD Disclosure.

On May 21 and 22, 2020, the Company issued press releases announcing Mr. Ashworth's appointment as President and Chief Executive Officer of the Company and inducement grants to Mr. Ashworth under Nasdaq Listing Rule 5635(c)(4), respectively. The text of the press releases is attached hereto as Exhibits 99.1 and 99.2.

The information furnished pursuant to this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1	Employment Agreement, dated May 20, 2020, between the Company and Richard M. Ashworth

Exhibit 10.2	Form of Restricted Stock Unit Award Agreement for Mr. Ashworth (Inducement Award)
Exhibit 10.3	Form of Restricted Stock Unit Award Agreement for Mr. Ashworth (LTI)
Exhibit 10.4	Form of Market Stock Unit Award Agreement for Mr. Ashworth (LTI)
Exhibit 99.1	Press Release issued by the Company, dated May 21, 2020

Exhibit 99.2	Press Release issued by the Company, dated May 22, 2020

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  May 22, 2020